UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 30, 2013

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(509) 568-7800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 30, 2013, Ambassadors Group, Inc. (the "Registrant") entered into an amendment to its Credit Agreement (the "Third Amendment to Credit Agreement") with Wells Fargo Bank, National Association (the "Bank") whereby  the aggregate principal amount available to the Resgistrant under the Credit Agreement was reduced and certain covenants under the Credit Agreement were modified, including, without limitation, by limiting borrowings under the Credit Agreement to 50% of Deployable Cash (as defined in the Third Amendment to Credit Agreement) and deleting the net income financial covenant. Under the terms of the Third Amendment to Credit Agreement, the Registrant may continue to access up to an aggregate principal amount of $12.5 million, through June 1, 2014. The Registrant’s obligation to repay advances under the line of credit is evidenced by a Revolving Line of Credit Note dated May 31, 2011 as amended by the First Modification to Promissory Note effective March 31, 2012 and by the Second Modification to Promissory Note effective June 30, 2013. The credit facility contains a subfeature for the issuance of standby letters of credit not to exceed $2.5 million in the aggregate.

The following is a summary of certain of the modifications to the Credit Agreement effected by the Third Amendment to Credit Agreement:

	Existing Agreement	Third Amendment

Aggregate Principal Amount	$20.0 MM	$12.5 MM

Limitation on Borrowings
Outstanding borrowings (including issued and undrawn letters of credit and unreimbursed draws under any letters of credit), to a maximum of the principal amount, shall not exceed 50% of Deployable Cash.

Net Income	> $2.0 MM
> $4.0 MM September 30, 2013 and after
Calculation excludes any potential loss of sale of headquarters building

Under the current terms of the Credit Agreement, borrowings bear interest at LIBOR + 1.75% or at Bank’s Prime Rate, at the Registrant’s option. Fees for unused borrowings is at 0.25% per annum. There are no other material modifications to the existing terms.

The foregoing summary of the Third Amendment to Credit Agreement and the Second Modification to Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Third Amendment to Credit Agreement, effective June 30, 2013
Exhibit 10.2: Second Modification to Promissory Note, effective June 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date July 3, 2013	By: By:	/s/Anthony F. Dombrowik
Anthony F. Dombrowik, Interim Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit
Number	Description

10.1	Third Amendment to Credit Agreement, effective June 30, 2013
10.2	Second Modification to Promissory Note, effective June 30, 2013